UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.)
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ALPHA TEKNOVA, INC.

(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Alpha Teknova, Inc.
2451 Bert Dr.
Hollister, CA 95023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Pacific Time on Thursday, June 2, 2022
Dear Stockholders of Alpha Teknova, Inc.:
We cordially invite you to attend the 2022 annual meeting of stockholders (the “Annual Meeting”), of Alpha Teknova, Inc., a Delaware corporation (the “Company” or “Teknova”), which will be held virtually on Thursday, June 2, 2022 at 10:00 a.m. Pacific Time via live audio webcast on the internet at www.virtualshareholdermeeting.com/TKNO2022, for the following purposes, as more fully described in the accompanying proxy statement:
1.	To elect three Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
3.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Due to continuing public health and travel concerns related to the COVID-19 pandemic and the protocols that some federal, state and local governments continue to impose, our board of directors has determined to hold a live audio webcast in lieu of an in-person meeting in order to continue to support the health and well-being of our employees, stockholders, directors and community. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/TKNO2022. In light of the current environment, we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting as a result of measures implemented in response to the COVID-19 pandemic. As always, we encourage you to vote your shares prior to the Annual Meeting either by telephone, internet or by proxy card to help make this meeting format as efficient as possible.
Our board of directors has fixed the close of business on April 21, 2022 as the record date for the Annual Meeting. Only stockholders of record on April 21, 2022 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
We intend to mail this proxy statement for our 2022 Annual Meeting of Stockholders (the “Proxy Statement”), the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”) on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the internet, telephone or mail as soon as possible to ensure that your shares are represented. For additional instructions on voting by telephone or the internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.
We appreciate your continued support of Teknova.
By order of the Board of Directors,
/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer and Director
Hollister, CA
April 28, 2022

i

Alpha Teknova, Inc.
PROXY STATEMENT
FOR
2022 ANNUAL MEETING OF STOCKHOLDERS
PROCEDURAL MATTERS
This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 annual meeting of stockholders of Alpha Teknova, Inc., a Delaware corporation, or the Company, and any postponements, adjournments or continuations thereof, or the Annual Meeting. The Annual Meeting will be held virtually on Thursday, June 2, 2022, at 10:00 a.m. Pacific Time via live audio webcast. We intend to mail this proxy statement and the accompanying proxy card on or about April 28, 2022 to all stockholders of record entitled to vote at the Annual Meeting.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
What matters am I voting on?
You will be voting on:
•	the election of three Class I directors to serve until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified;
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022; and
•	any other business as may properly come before the Annual Meeting.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends that you vote your shares:
•	“FOR” the election of Ted Davis, Alexander Herzick and Robert McNamara as Class I directors; and
•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022.
What if another matter is properly brought before the meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who is entitled to vote?
Holders of our common stock as of the close of business on April 21, 2022, the record date for the Annual Meeting, may vote at the Annual Meeting. As of the record date, there were 28,042,479 shares of our common stock outstanding. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of common stock is entitled to one vote on each proposal.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and these proxy materials have been provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card, vote live at the Annual Meeting, or vote by proxy through the internet or by telephone. Throughout this proxy statement, we refer to these registered stockholders as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and these proxy materials have been forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you should follow your broker’s procedures for obtaining a legal proxy to vote your shares of our common stock live at the Annual Meeting. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”
How many votes are needed for approval of each proposal?
•
Proposal No. 1: The election of directors requires a plurality of the voting power of the shares of our common stock present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, only “For” votes will affect the outcome, and any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director.

•
Proposal No. 2: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Abstentions will not have any effect on the outcome of this proposal, so long as a quorum exists. Broker non-votes will have no effect on the outcome of this proposal.

What are the effects of abstentions, withheld votes and broker non-votes?
An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares or withholds votes as to a particular proposal, or if a broker, bank or other nominee holding its customer’s shares of record causes abstentions or withheld votes to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions and withheld votes will be counted for purposes of determining the presence or absence of a quorum.
Our amended and restated bylaws provide that an action of our stockholders (other than the election of directors) is approved if a majority of the votes cast are in favor of such action, and the directors are elected by a plurality of the votes cast. Under Delaware law (under which Teknova is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, but they are not counted as shares cast. Therefore, abstentions and withheld votes will have no impact on the outcome of Proposal No. 2 as long as a quorum exists. Further, since the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions and withheld votes will have no impact on the outcome of such proposal as long as a quorum exists.
A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes present and entitled to vote or votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.
As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. On the record date, there were 28,042,479 shares outstanding and entitled to vote. Thus, the holders of at least 14,021,240 shares must be present in person, or by remote communication, if applicable, or represented by proxy at the meeting to have a quorum. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•	by internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 1, 2022 (have your proxy card in hand when you visit the website);
•	by toll-free telephone at 1 (800) 690-6903, until 11:59 p.m. Eastern Time on June 1, 2022 (have your proxy card in hand when you call);
•	by completing and mailing your proxy card (if you received printed proxy materials); or
•
Vote online during the Annual Meeting. You will be able to vote and submit your questions during the Annual Meeting live via webcast by visiting www.virtualshareholdermeeting.com/TKNO2022 and entering the 16-digit control number included on your proxy card or in the instructions that accompanied your proxy materials.

If you plan to attend the Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to direct your broker, bank or other nominee, as applicable, on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, by telephone or on the internet. However, the availability of telephone and internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you must obtain a legal proxy from your broker, bank or other nominee in order to vote your shares in person in the Annual Meeting.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•	entering a new vote by internet or by telephone;
•	completing and returning a later-dated proxy card;
•	notifying the Corporate Secretary of Alpha Teknova, Inc., in writing, at Alpha Teknova, Inc., 2451 Bert Dr., Hollister, CA 95023; or
•	attending and voting electronically at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.
Will my vote be kept confidential?
Yes, your vote will be kept confidential and not disclosed to the Company unless:
•	required by law;
•	you expressly request disclosure on your proxy; or
•	there is a proxy contest.

Why won’t there be an in-person meeting this year?
Due to continuing developments with the COVID-19 pandemic, the public health and travel concerns our stockholders may have and the protocols that federal, state and local governments may impose, our board of directors has determined to hold a virtual Annual Meeting via live audio webcast in lieu of an in-person meeting in order to support the health and well-being of our employees, stockholders, directors and community. You will be able to vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/TKNO2022. The health and safety of our employees, stockholders, directors and community is paramount, and we believe that holding a virtual meeting will enable greater stockholder attendance and help accommodate participants who may be unable or unwilling to travel to an in-person meeting as a result of measures implemented in response to the COVID-19 pandemic.
What do I need to do to attend the Annual Meeting online?
We will be hosting our Annual Meeting via live audio webcast only. If you are a stockholder as of the record date and wish to virtually attend the Annual Meeting, you will need the 16-digit control number, which is located on your proxy card. Instructions on how to participate in the Annual Meeting are also posted online at www.proxyvote.com. The webcast will start at 10:00 a.m., Pacific Time on June 2, 2022. Stockholders may vote and ask questions while attending the Annual Meeting online.
Use of cameras and recording devices are prohibited while virtually attending the live audio webcast.
How can I get help if I have trouble checking in or listening to the meeting online?
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our board of directors. Stephen Gunstream and Damon A. Terrill have been designated as proxy holders by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
How are proxies solicited for the Annual Meeting?
Our board of directors is soliciting proxies for use at the Annual Meeting. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each proxy card you receive to ensure that all of your shares are voted.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker or nominee will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Your broker will not have discretion to vote on Proposal No. 1, a “non-routine” matter, or any other proposals that are considered “non-routine” matters, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We expect to announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission (the “SEC”), within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of our proxy materials to multiple stockholders who share the same address, unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of our proxy materials, such stockholder may contact us at:
Alpha Teknova, Inc.
Attention: Corporate Secretary
2451 Bert Dr.
Hollister, CA 95023
investors@teknova.com
1 (800) 209-4488
We encourage stockholders to contact us by telephone or e-mail instead of physical mail to help ensure timely receipt of any request for proxy materials.
Street name stockholders may contact their broker, bank or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 29, 2022. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:
Alpha Teknova, Inc.
Attention: Corporate Secretary
2451 Bert Dr.
Hollister, CA 95023
Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our board of directors or

(iii) properly brought before such meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for the 2023 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•	not earlier than the close of business on February 2, 2023; and
•	not later than the close of business on March 6, 2023.
In the event that we hold the 2023 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, then, for notice by the stockholder to be timely, it must be received by the Corporate Secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting, or the tenth day following the day on which public announcement of the date of such annual meeting is first made.
If a stockholder who has notified us of the stockholder’s intention to present a proposal at an annual meeting of stockholders does not appear to present the stockholder’s proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors, as well as a signed written statement of the proposed director candidate consenting to be named as a nominee to the board of directors, consenting to serve as a director, if elected, and consenting to be interviewed by the Nominating and Corporate Governance Committee, and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations and Nominations to the Board of Directors.”
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to our Corporate Secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 3, 2023, provided that, if the date of the meeting has changed by more than thirty days from June 2, 2023, then notice must be provided by the later of 60 calendar days prior to such annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made by the Company.
Availability of Bylaws
A copy of our amended and restated bylaws is available via the SEC’s website at http://www.sec.gov. You may also contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our amended and restated bylaws regarding the requirements for making stockholder proposals and nominating director candidates.
All references to “Teknova,” “we,” “us” or “our” in this Proxy Statement mean Alpha Teknova, Inc.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business and affairs are managed under the direction of our board of directors. Our board of directors consists of nine directors, of whom, Robert McNamara, Brett Robertson and Alexander Vos qualify as “independent” under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). Our board of directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.
The following table sets forth the names, ages as of April 21, 2022, and certain other information for each of the members of our board of directors with terms expiring at the Annual Meeting (who are also nominees for election as a director at the Annual Meeting) and for each of the continuing members of our board of directors:
	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Directors with Terms Expiring at the Annual Meeting/Nominees
Ted Davis	I	64	Director	2000	2022	2025
Alexander Herzick	I	41	Director	2019	2022	2025
Robert McNamara(2)(3)	I	65	Director	2021	2022	2025
Continuing Directors
Irene Davis(1)	II	62	Director	2015	2023	—
J. Matthew Mackowski(1)	II	67	Director	2019	2023	—
Brett Robertson(2)(3)	II	62	Director	2021	2023	—
Paul Grossman(2)	III	61	Chairman of the Board	2019	2024	—
Stephen Gunstream	III	43	President and Chief Executive Officer, Director	2020	2024	—
Alexander Vos(1)(3)	III	59	Director	2021	2024	—
(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Compensation Committee
(3)	Member of the Audit Committee
Nominees for Director
Ted Davis founded Teknova in 1996 and has served as a director since our incorporation in California in May 2000. He previously served as our President and Chief Executive Officer until May 2020 and as our Chief Science Officer until his retirement in July 2020. Prior to Teknova, Mr. Davis served as Director of Consumables at Genomyx Inc., a DNA sequencing and functional genomics instrument and consumables company, from 1994 to 1996, where he developed a line of DNA sequencing, purification, and Differential Display products. Mr. Davis is also the founder of Sensa, SA, an Italian company, where he led the research team in developing nicotine-free tobacco strains using antisense technology from 1991 to 1993. Before joining Sensa he worked as a scientist at AGS/DNA Plant Technologies, from 1985 to 1988, where he isolated novel antibiotics, and cloned herbicide resistance and decaffeination genes, and at Ribogene, Inc. from 1989 to 1990. Mr. Davis holds a bachelor’s degree in Chemistry from California State University, Sonoma. We believe Mr. Davis is qualified to serve as a member of our board of directors based on his experience in the life sciences industry and the perspective and experience he brings as the founder and former President and Chief Executive Officer of Teknova.
Alexander Herzick has served as a director since January 2019 and has been a Partner of Telegraph Hill Partners, a venture capital firm that takes an active role in developing technology-based growth companies in the life sciences, medical device and healthcare industries, since June 2018. Prior to joining Telegraph Hill Partners in July 2009, he served as a Portfolio Manager at BlueMountain Capital Management, LLC (now Assured Investment Management), a privately owned diversified asset manager, from June 2005 to June 2007, and as Analyst in Investment Banking at Bank of America, N.A., in its Securities division, from June 2003 to June 2005. Mr. Herzick currently represents Telegraph Hill Partners as a director of the following private portfolio companies: Carterra, Inc., Argonaut Manufacturing Services, Inc., Excellos, Inc., Cell Microsystems, Inc. and Dynex Technologies, Inc. Mr. Herzick holds a bachelor’s degree in Economics from Duke University and an MBA with honors from Northwestern

University’s Kellogg School of Management. We believe Mr. Herzick is qualified to serve as a member of our board of directors based on his experience investing in healthcare technology growth companies, his educational training in finance and business and his service as a director of multiple portfolio companies of Telegraph Hill Partners.
Robert E. McNamara has served as a director since June 2021 and has served as a member of the board of directors and as Chairman of the Audit Committee of Axonics, Inc. (NASDAQ: AXNX), a medical technology company, since November 2018, and as a member of the board of directors and as Chairman of the Compensation Committee of Xtant Medical Holdings, Inc. (NYSE: XTNT), a manufacturer and marketer of regenerative medicine products and medical devices, since February 2018. From 2012 to 2016, Mr. McNamara served as Executive Vice President and Chief Financial Officer of LDR Holding/Spine, Inc. (acquired by Zimmer Biomet), a global medical device company. From 2008 to 2012, Mr. McNamara served as a consulting Chief Financial Officer for several companies including a private medical device manufacturer, a public biotech company and a private nanotech company in the clean tech industry. From 2006 to 2009, Mr. McNamara served as a member of the board of directors of Northstar Neurosciences (NASDAQ: NSTR), a medical device company. From 2004 to 2008, Mr. McNamara served as Senior Vice President and Chief Financial Officer of Accuray, Inc. (NASDAQ: ARAY), a radiation oncology company that develops, manufactures and sells tumor treatment solutions. Mr. McNamara holds a bachelor’s degree in Accounting from the University of San Francisco and an MBA from The Wharton School of the University of Pennsylvania. We believe that Mr. McNamara’s extensive experience as an executive and director in the medical device industry and his prior service as a senior-level executive of medical device companies qualifies him to serve on our board of directors.
Continuing Directors
Stephen Gunstream has served as a director since September 2020 and as our President and Chief Executive Officer since May 2020, and served as our Chief Business Officer from December 2019 to May 2020. Mr. Gunstream has more than 20 years of sales, marketing, research and development and general management experience in the life sciences industry. From June 2015 to December 2019, Mr. Gunstream served in multiple roles at Becton Dickinson & Co. (“BD”) (NYSE: BDX), a global medical technology company, most recently as Vice President and General Manager of BD Biosciences where he was responsible for leading BD’s flow cytometry and genomics business. From 2008 to 2015, Mr. Gunstream served in multiple roles at Integrated DNA Technologies, Inc. (“IDT”), a leading supplier of custom nucleic acids, most recently as Chief Commercial Officer, where he was responsible for product development, global sales and global marketing. Under Mr. Gunstream’s leadership, IDT took advantage of its core DNA manufacturing strengths and launched several highly innovative products that repositioned the company in the market, including the xGen Exome Panel and gBlocks Gene Fragments, the latter for which he was also named a co-inventor. Prior to IDT, Mr. Gunstream held multiple product development and business development roles with Applied Biosystems Inc. (now part of Thermo Fisher Scientific Inc.), a biomedical technology company, from 2001 to 2008. Mr. Gunstream received a bachelor’s degree in Biomedical Engineering from Northwestern University and an MBA from the Fuqua School of Business at Duke University. He is a named inventor on 11 issued patents and over 27 pending patents. We believe that Mr. Gunstream’s extensive experience in the life sciences industry and his demonstrated ability to identify and build innovative product lines in high-growth market segments, as well as his role as our President and Chief Executive Officer, provide him with the qualifications and skills to serve as a member of our board of directors and bring relevant strategic and operational guidance to our board of directors.
Irene Davis has served as a director since 2015 and previously served as our Chief Operating Officer from October 2018 until her retirement in March 2021. Mrs. Davis also served in various roles at Teknova from 2008 until her appointment as Chief Operating Officer, including Vice President, Operations, Vice President Operations and Sales and Director of Production. Prior to Teknova, Mrs. Davis co-owned a general contracting business for 23 years. We believe Mrs. Davis is qualified to serve as a member of our board of directors based on her experience in the life sciences industry and her deep knowledge of the business and operations of Teknova.
Paul Grossman has served as a director since January 2019 and has been a Partner of Telegraph Hill Partners, a venture capital firm that takes an active role in developing technology-based growth companies in the life sciences, medical device and healthcare industries, since February 2014. Dr. Grossman previously served as Senior Vice President of Corporate Development for Life Technologies Corporation (now part of Thermo Fisher Scientific Inc.), from November 2008 to February 2014, and for Invitrogen Corporation from May 2007 to November 2008. From 1982 to January 2007, Dr. Grossman held a variety of leadership roles at Applied Biosystems, including research scientist, patent attorney, Vice President of Intellectual Property and Vice President of Strategy and Business Development. During his tenure at Life Technologies Corporation and its predecessor companies (Invitrogen Corporation and Applied Biosystems), Dr. Grossman led the acquisition or divestment of more than 25 businesses and was responsible for an intellectual property portfolio of over 4,000 patents and licenses. Dr. Grossman currently represents Telegraph Hill Partners as a director of the following private portfolio companies: Excellos, Argonaut Manufacturing Services, Inc., Verogen, Inc., Specific Diagnostics, Inc. and Nimble Therapeutics, Inc. Dr. Grossman holds bachelor’s and Ph.D. degrees in Chemical Engineering from the University of California, Berkeley, a master’s degree in Chemical Engineering from the University of Virginia, and a J.D. from Santa Clara University School of Law. Dr. Grossman has authored numerous scientific publications and holds more than 20 U.S. patents. We believe Dr. Grossman is qualified to serve as a member of our board of directors based on his extensive experience in the areas of life science technology, law, intellectual property, corporate development and product development and service as a director of multiple portfolio companies of Telegraph Hill Partners.
J. Matthew Mackowski has served as a director since January 2019. Mr. Mackowski is Chairman and Managing Director of Telegraph Hill Partners, which he co-founded in 2001. Telegraph Hill Partners is a venture capital firm that takes an active role in developing technology-based growth companies in the life sciences, medical device and healthcare industries, and has invested in 39 companies across four institutionally-funded limited partnerships. Mr. Mackowski formed Mackowski & Shepler, the predecessor to Telegraph Hill Partners, in 1992 and over nine years took an active or founding role with eight companies, primarily in medical and life science technologies. Mr. Mackowski currently represents Telegraph Hill Partners as a director of the following private portfolio companies: Magstim, Inc., TrakCel Holding, Inc., and Emerging Therapy Solutions, Inc. Mr. Mackowski received a bachelor’s degree from Duke University and an MBA from The Wharton School. We believe that Mr. Mackowski’s experience in the life sciences and venture capital industries, his educational background and his service as a director of multiple portfolio companies of Telegraph Hill Partners provide him with the qualifications and skills to serve on our board of directors.
Brett Robertson has served as a director since June 2021. Ms. Robertson served as the Chief Financial Officer of Vineti, Inc., a software-as-a-service platform for personalized therapies, from February 2020 to February 2022. Since September 2016, she has been a member of the advisory board of AtlasMedx, Inc., a clinical stage biopharmaceutical company advancing targeted therapeutics that modulate anti-tumor pathways. From August 2016 to January 2019, Ms. Robertson served as the Chief Executive Officer of CureSeq, Inc., a company that develops and markets molecular diagnostics tests. From 2010 to 2016, Ms. Robertson served as the Chief Business Officer and General Counsel of Invuity, Inc. (IPO 2015) which was then acquired by Stryker Corporation (NYSE: SYK), a leading medical device technology company. From 2008 to 2010, Ms. Robertson was a venture partner at Leavitt Covington Ventures, LLC, a venture capital firm investing in software and technology, where she represented investors on multiple boards of directors to strategize and implement growth initiatives. Ms. Robertson served as Senior Vice President and General Counsel of StubHub, Inc. from 2006 to 2007, Executive Vice President and General Counsel of Ask Jeeves, Inc. from 2002 to 2005, Vice President of Strategic Development and General Counsel of Critical Path from 1999 to 2001, and General Counsel of Broderbund Software from 1993 to 1998. Ms. Robertson holds a bachelor’s degree in anthropology from the University of California at Berkeley and a J.D. from the University of Virginia Law School. We believe that Ms. Robertson’s extensive experience in the life science industry and as a senior-level executive of multiple technology companies, as well as her legal experience and her educational background provide her with the qualifications and skills to serve on our board of directors.
Alexander Vos has served as a director since June 2021, and has served as the Chief Executive Officer of VectorY Therapeutics BV, a developer of novel gene therapies, since May 2021, and as a member of the supervisory board of CiMaas BV, a company focused on developing cellular immunotherapy for specific oncology indications, since September 2018. From October 2018 until May 2021, he served as Chief Executive Officer of VarmX BV, a manufacturer of therapeutic proteins. From September 2018 until May 2021, Mr. Vos served as Chairman of the board of directors of Symeres BV (formerly Mercachem-Syncom), a leading European contract research organization that offers innovative chemistry solutions. From October 2015 to May 2018, Mr. Vos served as a member of the board of directors of The Alliance for Regenerative Medicine, the global advocate for regenerative and advanced therapies. From November 2009 to December 2017, Mr. Vos served as Chief Executive Officer of PharmaCell B.V. (acquired by Lonza AG in May 2017) a European contract manufacturing organization focused exclusively on cell & gene therapy. Prior to PharmaCell, from 2004 to 2009, Mr. Vos served as Deputy-Chief Executive Officer and Chief Operating Officer of PAION AG (Frankfurt Stock Exchange: PA8), a pharmaceutical company with innovative drugs to be used in hospital-based sedation, anesthesia and critical care (stroke) indications headquartered in Aachen, Germany. Before PAION AG, from 2000 to 2004, Mr. Vos served as Chief Executive Officer of MediService AG in Switzerland (sold to Galenica AG), a leading specialty pharmacy service company in Europe. From 1994 to 1999, Mr. Vos held several executive roles in Genzyme Europe B.V., a manufacturer and developer of biotechnology drugs headquartered in the Netherlands. Prior to Genzyme, Mr. Vos worked from 1989 to 1994 for the pharmaceutical practice of McKinsey & Company. Mr. Vos holds a master’s degree in Pharmacology from the University of Amsterdam and an MBA from Stanford University Graduate School of Business. We believe that Mr. Vos is qualified to serve as a member of our board of directors based on his extensive experience in the life science industry, his service as a director and advisor of a number of biotech companies and his educational background.
Composition of Our Board of Directors
Certain members of our board of directors were elected pursuant to the provisions of a voting agreement, which terminated immediately prior to the closing of our initial public offering. Under the terms of this voting agreement, the stockholders who were party to the voting agreement agreed to vote their respective shares so as to elect: Paul Grossman, J. Matthew Mackowski, Alexander Herzick, Ted Davis and Irene Davis. Members previously elected to our board of directors pursuant to the voting agreement will continue to serve as directors until they resign, are removed or their successors are duly elected by the holders of our common stock. Following the closing of our initial public offering, none of our stockholders have any special rights regarding the election or designation of members of our board of directors.
The primary responsibilities of our board of directors are to provide oversight, strategic guidance, counseling and direction to our management. Our board of directors meets on a regular basis and additionally as required. Our board of directors currently consists of nine directors. Our amended and restated certificate of incorporation provides that the authorized number of directors shall be determined from time to time exclusively by our board of directors; provided that, at any time THP beneficially owns, in the aggregate, at least 50% in voting power of the then-outstanding shares of stock of the Company entitled to vote generally in the election of directors, the stockholders may also fix the number of directors by resolution adopted by the stockholders.
In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms are expiring will be elected to serve from the time of election and qualification until the third annual meeting following election. Our directors are divided among the three classes as follows:
•	the Class I directors are Ted Davis, Alexander Herzick and Robert McNamara and their terms will expire at the Annual Meeting;
•	the Class II directors are Irene Davis, J. Matthew Mackowski and Brett Robertson and their terms will expire at the annual meeting of stockholders to be held in 2023; and
•	the Class III directors are Paul Grossman, Stephen Gunstream and Alexander Vos and their terms will expire at the annual meeting of stockholders to be held in 2024.
Any additional directorships resulting from an increase in the number of directors will be apportioned among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Controlled Company Exemption
Telegraph Hill Partners IV, L.P. (“THP LP”) and its affiliate THP IV Affiliates Fund, LLC (“THP LLC”, together with THP LP, “THP”) control a majority of our common stock. As a result, we are a “controlled company” within the meaning of the Nasdaq corporate governance standards. Under the rules and listing standards of Nasdaq (the “Nasdaq Rules”), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance standards, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, (iii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (iv) the requirement for an annual performance evaluation of the nominating and corporate governance and compensation committees. These exemptions do not modify the independence requirements for our Audit Committee. We utilize certain of these exemptions. In the event we cease to be a “controlled company,” we will be required to comply with these provisions within the transition periods specified in the Nasdaq Rules.

Director Independence
Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that Robert McNamara, Brett Robertson and Alexander Vos do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the Nasdaq Rules. Mr. Gunstream is not independent under the Nasdaq Rules as a result of his position as our Chief Executive Officer. Ted Davis and Irene Davis are not independent under the Nasdaq Rules as a result of their prior employment with us. Messrs. Grossman, Herzick and Mackowski are not independent under the Nasdaq Rules as a result of their employment with Telegraph Hill Management Company LLC. In making these determinations, our board of directors considered the current and prior relationships that each director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.
Board Leadership Structure
Our board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board of directors and Chief Executive Officer. Our board of directors currently believes that our existing leadership structure, under which Stephen Gunstream serves as our Chief Executive Officer and Paul Grossman serves as Chairman of the board of directors, is effective, provides the appropriate balance of authority between independent and non-independent directors, and achieves the optimal governance model for us and for our stockholders.
Board Meetings and Committees
Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors currently consists of nine members.
During our fiscal year ended December 31, 2021, our board of directors held 14 meetings (including regularly scheduled and special meetings) and acted by written consent one time. Each director, other than Ted Davis, attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she had been a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served.
Our corporate governance guidelines have a formal policy encouraging, but not requiring, our directors to attend annual meetings of our stockholders. We did not hold an Annual Meeting of Stockholders in 2021.
Our board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our board of directors are described below. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted in the “Investor Relations—Corporate Governance—Governance Overview” portion of our website at https://ir.teknova.com/corporate-governance/governance-overview. The reference to our website address does not constitute incorporation by reference of the information contained at or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
Our Audit Committee consists of Ms. Robertson and Messrs. McNamara and Vos. Our board of directors has determined that each member of the Audit Committee satisfies the independence requirements. The chairperson of our Audit Committee is Mr. McNamara. Under applicable Nasdaq Rules and SEC rules and regulations, we are required to phase-in all independent members within one year of listing. Currently, all members of our Audit Committee meet the applicable independence requirements under Nasdaq Rules and Rule 10A-3 of the Exchange Act. However, in the event of a change in the composition of our Audit Committee during such one year phase-in period following our initial public offering, it may become necessary for us to rely on the foregoing phase-in rule. Our board of directors has determined that each of Ms. Robertson and Messrs. McNamara and Vos is an “Audit Committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our board of directors has examined each Audit Committee member’s scope of experience and the nature of their employment.
The Audit Committee acts on behalf of our board of directors in fulfilling our board of directors’ oversight responsibilities with respect to our accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements and reports and also assists our board of directors in its oversight of the quality and integrity of our financial statements and reports and the qualifications, independence and performance of our independent registered public accounting firm. For this purpose, the Audit Committee performs several functions. The Audit Committee’s responsibilities include, among others:
•
appointing, determining the compensation of, retaining, overseeing and evaluating our independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of performing other review or attest services for us;

•
prior to commencement of the audit engagement, reviewing and discussing with the independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between us, or persons in financial oversight roles with us, and such independent registered public accounting firm or their affiliates;

•	determining and approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;
•	monitoring the rotation of partners of the independent registered public accounting firm on our audit engagement;
•
reviewing with management and the independent registered public accounting firm any fraud that includes management or other employees who have a significant role in our internal control over financial reporting and any significant changes in internal controls;

•
establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	reviewing the results of management’s efforts to monitor compliance with our programs and policies designed to ensure compliance with laws and rules;
•	overseeing our programs, policies and procedures related to our information technology systems, including information asset security and data protection; and
•
reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of the quality and acceptability of our accounting principles and practices and all other matters required to be communicated to the Audit Committee by the independent registered public accounting firm under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC.

Our Audit Committee held three meetings during fiscal year 2021 and acted by written consent one time during fiscal year 2021.
Compensation Committee
Our Compensation Committee consists of Ms. Robertson and Messrs. McNamara and Grossman. The chairperson of our Compensation Committee is Ms. Robertson. Our board of directors has determined that Ms. Robertson and Mr. McNamara are independent under the Nasdaq Rules and all applicable laws. We have availed ourselves of the “controlled company” exception under the Nasdaq Rules, which exempts us from the requirement that we have a compensation committee composed entirely of independent directors. Each of the members of this committee is also a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of our Compensation Committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and in reviewing and determining the compensation to be paid to our executive officers and non-employee directors. The responsibilities of the Compensation Committee are included in its written charter and include, among others:
•
reviewing, modifying and approving (or, if it deems appropriate, making recommendations to our board of directors regarding) our overall compensation strategy and policies, and reviewing, modifying and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•
determining and approving (or, if it deems appropriate, recommending to our board of directors for determination and approval) the compensation and terms of employment of our Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the Chief Executive Officer’s compensation;

•
determining and approving (or, if it deems appropriate, recommending to our board of directors for determination and approval) the compensation and terms of employment of our executive officers and other members of senior management;

•
reviewing and approving (or, if it deems appropriate, making recommendations to our board of directors regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for our executive officers and other senior management;

•	conducting periodic reviews of the base compensation levels of all of our employees generally;
•	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;
•
reviewing and approving the adoption, amendment and termination of our stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plans, supplemental retirement plans and similar programs, if any; and administering all such plans, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans; and

•
reviewing our incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, reviewing and discussing at least annually the relationship between our risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk.

In addition, once we cease to be an “emerging growth company,” as defined in the JOBS Act, the responsibilities of the Compensation Committee will also include:
•
reviewing and recommending to our board of directors for approval the frequency with which we conduct a vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the vote on executive compensation, and reviewing and approving the proposals regarding the frequency of the vote on executive compensation to be included in our annual meeting proxy statements; and

•
reviewing and discussing with management our Compensation Discussion and Analysis, and recommending to our board of directors that the Compensation Discussion and Analysis be approved for inclusion in our annual reports on Form 10-K, registration statements and our annual meeting proxy statements.

Our Compensation Committee held one meeting during fiscal year 2021 and acted by written consent three times during fiscal year 2021.
Compensation Committee Processes and Procedures
The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers (“Named Executive Officers”), in order to consider appropriate compensation for our Chief Executive Officer. For all other Named Executive Officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer, the Chief People Officer and Reward Solutions at Aon (a/k/a Radford) (“Radford”), the Compensation Committee’s independent compensation consultant. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives.
The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. Subject to the provisions of its charter, the Compensation Committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion, including, but not limited to, a subcommittee composed of one or more members of the board of directors to grant stock awards under the Company’s equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act and to one or more officers the authority to make grants of options and, if permitted under applicable law, stock awards, to eligible individuals other than directors and executive officers. Any officer to whom such authority is delegated must regularly report to the Compensation Committee the grants made.
The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq that did not raise a conflict of interest, the Compensation Committee engaged Radford as a compensation consultant. The Compensation Committee requested that Radford review industry-wide compensation practices and trends to assess the competitiveness of our executive and non-employee director compensation programs.
As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group. Radford also met with certain members of management and human resources to learn more about the Company’s business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which the Company competes. Radford ultimately developed recommendations primarily pertaining to our peer group and executive and non-employee director compensation determinations that were presented to the Compensation Committee for its consideration and to the board of directors for its information. Following an active dialogue with Radford, the Compensation Committee recommended that the board of directors approve certain recommendations of Radford.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Mrs. Davis and Messrs. Mackowski and Vos. The chairperson of our Nominating and Corporate Governance Committee is Mr. Vos. Our board of directors has determined that Mr. Vos is independent under the listing standards of Nasdaq. We have availed ourselves of the “controlled company” exception under the Nasdaq Rules which exempts us from the requirement that we have a nominating and corporate governance committee composed entirely of independent directors.
The responsibilities of the Nominating and Corporate Governance Committee are included in its written charter. The Nominating and Corporate Governance Committee acts on behalf of our board of directors to fulfill our board of directors’ responsibilities in overseeing all aspects of our nominating and corporate governance functions. The responsibilities of the Nominating and Corporate Governance Committee include, among others:
•	making recommendations to our board of directors regarding corporate governance issues;

•	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by our board of directors);
•	determining the minimum qualifications for service on our board of directors;
•	reviewing and evaluating incumbent directors;
•	instituting and overseeing director orientation and director continuing education programs;
•	serving as a focal point for communication between candidates, non-committee directors and our management;
•	recommending to our board of directors for selection candidates to serve as nominees for director for the annual meeting of stockholders;
•	making other recommendations to our board of directors regarding matters relating to the directors;
•	reviewing succession plans for our Chief Executive Officer and our other executive officers;
•
reviewing and overseeing matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to our business of environmental, social and governance issues, and our public reporting on these topics; and

•	considering any recommendations for nominees and proposals submitted by stockholders.
Our Nominating and Corporate Governance Committee held no meetings during fiscal year 2021 and did not act by written consent during fiscal year 2021.
Identifying and Evaluating Director Nominees
Our Nominating and Corporate Governance Committee is responsible for identifying, reviewing, evaluating and recommending candidates for nomination to our board of directors, including candidates to fill any vacancies that may occur. Our Nominating and Corporate Governance Committee assesses the qualifications of candidates in light of the policies and principles in our corporate governance guidelines and may also engage third party search firms to identify director candidates. The Nominating and Corporate Governance Committee may conduct interviews, detailed questionnaires and comprehensive background checks or use any other means that it deems appropriate to gather information to evaluate potential candidates. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates to the board of directors for approval as director nominees for election to the board of directors.
Our Nominating and Corporate Governance Committee also reviews director candidates in the context of the current size and composition of the board, the operating requirements of the Company and the long-term interests of the Company’s stockholders. The Nominating and Corporate Governance Committee does not prescribe any minimum qualifications for director candidates. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors values diversity as a factor in selecting nominees. Our Nominating and Corporate Governance Committee may consider a potential director candidate’s integrity, experience, judgment, commitment, skills, diversity, age, gender, background, place of residence, areas of expertise, experience serving as a board member or executive officer of other companies, relevant academic expertise and other factors relative to the overall composition of the board of directors and committees of the board of directors, including, but not limited to, (i) such candidate’s demonstrated experience and achievement in matters relevant to the Company’s business, (ii) such candidate’s commitment to driving the Company’s success and increasing long-term value for the Company’s stockholders and (iii) potential conflicts of interest or other commitments. In the case of incumbent directors whose terms of office are set to expire, our Nominating and Corporate Governance Committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, our Nominating and Corporate Governance Committee also determines whether the nominee is independent for purposes of Nasdaq Rules.
Board Diversity
The Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board and takes diversity considerations into account when identifying candidates.

The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).
Board Diversity Matrix (as of April 21, 2022)
Total Number of Directors	9
Part I: Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	5		2
Part II: Demographic Background
African American or Black
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	2	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background				2
Stockholder Recommendations and Nominations to the Board of Directors
Stockholders may submit recommendations for director candidates to the Nominating and Corporate Governance Committee by sending the individual’s name, qualifications and other information as set forth in our Corporate Governance Guidelines to our Corporate Secretary at Alpha Teknova, Inc., 2451 Bert Dr., Hollister, CA 95023, who will forward all recommendations to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
Stockholder and Other Interested Party Communications
The board of directors provides to every stockholder and any other interested parties the ability to communicate with the board of directors as a whole, and with individual directors on the board of directors, through an established process for stockholder communication. For a communication directed to the board of directors as a whole, stockholders and other interested parties may send such communication to our Corporate Secretary via U.S. Mail or Expedited Delivery Service to: c/o Alpha Teknova, Inc. 2451 Bert Dr., Hollister, CA 95023, Attn: Corporate Secretary.
For a stockholder or other interested party communication directed to an individual director in his or her capacity as a member of the board of directors, stockholders and other interested parties may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to: c/o Alpha Teknova, Inc. 2451 Bert Dr., Hollister, CA 95023, Attn: Corporate Secretary.
Our Corporate Secretary, in consultation with appropriate members of our board of directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the chairperson of our board of directors.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted corporate governance guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. Our code of business conduct and ethics is available under the “Investor Relations—Corporate Governance—Governance Overview” portion of our website at https://ir.teknova.com/corporate-governance/governance-overview. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers from, any provision of the code. The reference to our website address does not constitute incorporation by reference of the information contained in or available or accessible through our website, and you should not consider it to be a part of this Proxy Statement.
Risk Management
Management is responsible for the day-to-day management of risks the Company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our board of directors is responsible for risk oversight. Our board of directors believes that it is essential for effective risk management and oversight that there be open communication between management and our board of directors. Our board of directors meets with our Chief Executive Officer and Chief Financial Officer and other members of the senior management team at quarterly meetings of our board of directors, and at such other times as they deem appropriate, where, among other topics, they discuss strategy and risks facing the Company.
Our Audit Committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures, and legal and regulatory compliance, and discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risk associated with internal control over financial reporting and liquidity risk. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies. Our Nominating and Corporate Governance Committee assists our board of directors in fulfilling its oversight responsibilities with respect to the management of risk associated with board organization, membership and structure and corporate governance. Our full board of directors also reviews strategic and operational risk in the context of reports from the management team, receives reports on all significant committee activities at regular meetings of our board of directors, and evaluates the risks inherent in significant transactions.

Non-Employee Director Compensation
In June 2021, our board of directors, upon the recommendation of our Compensation Committee, adopted our Non-Employee Director Compensation Policy for the compensation of our non-employee, independent directors. During the fiscal year ended December 31, 2021, each of our non-employee, independent directors received annual retainers for board and committee service as follows:
Compensation Element	Annual Amount(1)
Board Member Annual Cash Compensation
Annual Retainer	$40,000
Non-executive Chair	$40,000(2)
Annual Committee Chair Annual Cash Compensation
Audit Committee	$20,000
Compensation Committee	$15,000
Nominating/Governance Committee	$10,000
Annual Committee Member Annual Cash Compensation
Audit Committee	$10,000
Compensation Committee	$7,500
Nominating/Governance Committee	$5,000
Equity Awards
Initial Option Awards(3)	$240,000(4)
Annual Option Awards(5)	$120,000(4)
(1)
The cash amounts received by our non-employee, independent directors under our Non-Employee Director Compensation Policy during the fiscal year ended December 31, 2021 were pro-rated from the date upon which our registration statement for our initial public offering was declared effective by the SEC, which date was June 24, 2021.

(2)	This amount is in addition to the annual retainer amount.
(3)
Initial awards granted upon appointment to the board of directors shall vest monthly over three years from the date of grant and annual awards granted thereafter would cliff vest after one year from the date of grant.

(4)
The grant date fair value of any option grant shall be calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC Topic 718”) (i.e., with the number of shares subject to such option to be determined by dividing the referenced amount by the Black-Scholes per share value).

(5)	Annual awards may be granted to non-employee, independent directors if such directors have served as a director of the Company for a period of not less than six months.
All annual cash compensation amounts are payable in equal quarterly installments in arrears, following the end of each quarter in which the service occurred, pro-rated for any partial months of service.
Our policy during fiscal year 2021 provided that each new non-employee, independent director who joins our board of directors in connection with and following the closing of our initial public offering will receive an option to purchase shares of common stock under our 2021 Equity Incentive Plan (the “2021 Plan”) having a value of $240,000 (the “Initial Grant”), with the number of shares subject to such option based on the grant date fair value of the underlying common stock, with such value being calculated in accordance with ASC Topic 718 (i.e., with the number of shares subject to such option to be determined by dividing the referenced amount by the Black-Scholes per share value). One-third of the shares subject to such options will vest on the first anniversary of the date of grant with the remaining shares subject to the option vesting in equal monthly installments thereafter over 24 months, subject to the non-employee director’s continuous service with us on each applicable vesting date.
On the date of each annual meeting of our stockholders, commencing with the Annual Meeting, each continuing non-employee, independent director will receive an option to purchase shares of common stock under our 2021 Plan having a value of $120,000 (the “Annual Grant”), with the number of shares subject to such option based on the fair market value of the underlying common stock, with such value being calculated in accordance ASC Topic 718 (i.e., with the number of shares subject to such option to be determined by dividing the referenced amount by the Black-Scholes per share value). One-third of the shares subject to such options will vest on the first anniversary of the date of grant with the remaining shares subject to the option vesting in equal monthly installments thereafter over 24 months, subject to the non-employee director’s continuous service with us on each applicable vesting date.
Our non-employee, non-independent directors, currently Messrs. Grossman, Herzick and Mackowski, did not receive annual retainers for board and committee service during the fiscal year ended December 31, 2021.

Employee directors receive no additional compensation for their service as a director.
All of our independent directors are entitled to reimbursement of all reasonable out-of-pocket expenses incurred for their attendance at meetings of our board of directors or any committee thereof.
Non-Employee Director Compensation Table
The following table provides information regarding the total compensation that was earned by or paid to each of our non-employee directors during the year ended December 31, 2021. Stephen Gunstream, our President and Chief Executive Officer, is also a member of our board of directors, but did not receive any additional compensation for his service as a director. Mr. Gunstream’s compensation as a Named Executive Officer of the Company is presented in “Executive Compensation—Summary Compensation Table” below.
Name	Fees Earned or Paid in Cash(1)	Option Awards(2)	Total
Paul Grossman	$0	$0	$0
Irene Davis	0	0	0
Ted Davis	0	0	0
Alexander Herzick	0	0	0
J. Matthew Mackowski	0	0	0
Robert McNamara	39,000	239,951	278,951
Brett Robertson	37,556	239,951	277,507
Alexander Vos	34,667	239,951	274,618
(1)	The amounts reported in this column are pro-rated from the date upon which our registration statement for our initial public offering was declared effective by the SEC, which date was June 24, 2021.
(2)
The amounts reported in this column do not reflect dollar amounts actually received by the non-employee director. Instead, the amounts reflect the aggregate grant date fair value of the stock options earned by the non-employee directors for services provided in 2021 under our 2021 Plan, computed in accordance with ASC Topic 718. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the non-employee directors upon the exercise of the stock options or any sale of the underlying shares of common stock. The table below shows the aggregate number of option awards (vested and unvested) held as of December 31, 2021 by each of our non-employee directors:

Name	Number of Shares Underlying Outstanding Options as of December 31, 2021
Paul Grossman	0
Irene Davis	0
Ted Davis	0
Alexander Herzick	0
J. Matthew Mackowski	0
Robert McNamara	44,251
Brett Robertson	44,251
Alexander Vos	44,251

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors is currently composed of nine members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, three Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring.
Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our board of directors may have the effect of delaying or preventing changes in the control of our Company.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our board of directors has approved, Ted Davis, Alexander Herzick and Robert McNamara as nominees for election as Class I directors at the Annual Meeting. If elected, each of Ted Davis, Alexander Herzick and Robert McNamara will serve as Class I directors until the 2025 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a Class I director of our Company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of each of Ted Davis, Alexander Herzick and Robert McNamara. We expect that Ted Davis, Alexander Herzick and Robert McNamara will each accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our board of directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter, which will result in no effect on the vote for this matter.
Director Interest
Ted Davis, Alexander Herzick and Robert McNamara have an interest in this Proposal No. 1, as each is currently a member of our board of directors.
Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock be present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
EACH OF THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit our financial statements for our fiscal year ending December 31, 2022. During our fiscal year ended December 31, 2021, Ernst & Young LLP served as our independent registered public accounting firm. Ernst & Young LLP has served as our independent registered public accounting firm since 2020.
Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our Audit Committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of Ernst & Young LLP, our board of directors may reconsider the appointment.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to our Company by Ernst & Young LLP for our fiscal years ended December 31, 2021 and December 31, 2020.
	Fiscal Year ended December 31, 2021	Fiscal Year ended December 31, 2020
	(In Thousands)
Audit Fees(1)	$569,000	$1,646,733
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
	$569,000	$1,646,733
(1)
Audit Fees consist of fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements for those fiscal years. Fees for fiscal year ended December 31, 2020 included audit fees for both the periods ended December 31, 2020 and 2019 as well as fees for services provided in connection with our initial public offering.

Auditor Independence
In our fiscal year ended December 31, 2021, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.
Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence.
The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee (or a member to whom pre-approval authority has been delegated) specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee may delegate pre-approval authority to one or more Audit Committee members so long as any such pre-approval decisions are presented to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee.
Vote Required
The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 requires the affirmative vote of a majority of the voting power of the shares of our common stock present in person, or by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions and broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee is a committee of the board of directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market LLC and the rules and regulations of the SEC.
In the performance of its oversight function, the Audit Committee has:
•	reviewed and discussed the audited financial statements with management and Ernst & Young LLP;
•
discussed with Ernst & Young LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; and

•
received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence, and has discussed with them their independence.

Based on the Audit Committee’s review and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the board of directors:
Robert McNamara
Brett Robertson
Alexander Vos
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

EXECUTIVE OFFICERS
The following table identifies certain information about our executive officers as of April 21, 2022. Our executive officers are appointed by, and serve at the discretion of, our board of directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. Except for Ted Davis and Irene Davis, who are husband and wife and members of our board of directors, there are no family relationships among any of our directors or executive officers.
Name	Age	Position
Stephen Gunstream	43	President and Chief Executive Officer, Director
Matthew Lowell	51	Chief Financial Officer
Ken Gelhaus	39	Chief Commercial Officer
Lisa Hood	40	Chief People Officer
Damon Terrill	52	General Counsel and Chief Compliance Officer
Executive Officers
Stephen Gunstream has served as a director since September 2020 and as our President and Chief Executive Officer since May 2020, and served as our Chief Business Officer from December 2019 to May 2020. Mr. Gunstream has more than 20 years of sales, marketing, research and development and general management experience in the life sciences industry. From June 2015 to December 2019, Mr. Gunstream served in multiple roles at Becton Dickinson & Co. (“BD”) (NYSE: BDX), a global medical technology company, most recently as Vice President and General Manager of BD Biosciences where he was responsible for leading BD’s flow cytometry and genomics business. From 2008 to 2015, Mr. Gunstream served in multiple roles at Integrated DNA Technologies, Inc. (“IDT”), a leading supplier of custom nucleic acids, most recently as Chief Commercial Officer, where he was responsible for product development, global sales, and global marketing. Under Mr. Gunstream’s leadership, IDT took advantage of its core DNA manufacturing strengths and launched several highly innovative products that repositioned the company in the market, including the xGen Exome Panel and gBlocks Gene Fragments, the latter for which he was also named a co-inventor. Prior to IDT, Mr. Gunstream held multiple product development and business development roles with Applied Biosystems Inc. (now part of Thermo Fisher Scientific Inc.), a biomedical technology company, from 2001 to 2008. Mr. Gunstream received a bachelor’s degree in Biomedical Engineering from Northwestern University and an MBA from the Fuqua School of Business at Duke University. He is a named inventor on 11 issued patents and over 27 pending patents. We believe that Mr. Gunstream’s extensive experience in the life sciences industry and his demonstrated ability to identify and build innovative product lines in high-growth market segments, as well as his role as our President and Chief Executive Officer, provide him with the qualifications and skills to serve as a member of our board of directors and bring relevant strategic and operational guidance to our board of directors.
Matthew Lowell has served as our Chief Financial Officer since February 2021. Prior to joining Teknova, Mr. Lowell served as Vice President of Finance and Treasurer at Varex Imaging Corporation (NASDAQ: VREX), a medical device company, from January 2017 to February 2021 while also leading business development activity. Mr. Lowell also served as Vice President of Finance at Varian Medical Systems, Inc. (“Varian”) (NYSE: VAR) from April 2013 to December 2016, prior to the spin-off of Varex Imaging Corporation from Varian in January 2017, with responsibility for financial planning and analysis as well as business development. Before joining Varian, Mr. Lowell spent over 10 years, from 2002 to 2013, at Abbott Medical Optics, Inc. and its predecessor, Advanced Medical Optics, Inc. in a variety of strategy, business development and finance roles. Mr. Lowell began his career in investment banking with positions at NationsBank, N.A. in its Investment Banking division, Donaldson, Lufkin & Jenrette, Inc. and Credit Suisse First Boston. He holds a bachelor’s degree in Economics from the University of North Carolina at Chapel Hill and a master’s degree in Business Administration from the Kellogg School of Management at Northwestern University.
Ken Gelhaus Mr. Gelhaus has served as our Chief Commercial Officer since November 2021. Before joining Teknova, Mr. Gelhaus served as the Vice-President/General Manager of Clinical Solutions at BD Biosystems, a division of Becton Dickinson & Co. (“BD”) (NYSE: BDX), a global medical technology company, from August 2018 to October 2021, where he was responsible for operational aspects of BD’s worldwide clinical business. Before joining BD, Mr. Gelhaus served as General Manager, Canada of Leica Biosystems (“Leica”), a pathology workflow solutions company, from April 2016 to July 2018, where he led all customer-facing functions and revitalized a declining business resulting in three times market growth in the second year. From 2011 to April 2016, Mr. Gelhaus served in multiple roles at Leica and Devicor Medical Products, Inc. (“Devicor”), a medical equipment and supplies manufacturing company, prior to and following Devicor’s acquisition by Leica in October 2014, most recently as Leader, Research & Development / Engineering of Devicor. Mr. Gelhaus holds a bachelor’s degree in Biochemistry from the University of Michigan and a master’s degree in Business Administration — Marketing, Finance and Health Enterprise Management from the Kellogg School of Management at Northwestern University.
Lisa Hood has served as our Chief People Officer since December 2020. Prior to joining Teknova, Ms. Hood served as Chief People Officer at Calysta, Inc. an alternative protein startup, from April 2020 to November 2020. Ms. Hood has also served in a variety of human resources roles for BD, a global medical technology company, most recently serving as Vice President of Human Resources from July 2018 to April 2020, as Worldwide Senior Human Resources Director from February 2017 to July 2018, both for BD Biosciences, as Worldwide Senior Human Resources Director for Preanalytical Systems from June 2016 to February 2017, and as European Human Resources Business Partner from November 2014 to June 2016. Ms. Hood joined BD as Human Resources Business Partner in 2009 and remained with the company for over 10 years. At BD Biosciences, Ms. Hood was responsible for setting and delivering the people strategy for a 3,500-employee global business unit encompassing all business functions including research and development, manufacturing and sales and marketing. Among her various responsibilities, at BD Biosciences she drove significant cultural change, managed the due diligence and subsequent integration of several acquired companies and supported the implementation of a global workforce management platform. Before BD, Ms. Hood held roles at Barclays supporting its Corporate Functions, from February 2006 to June 2009, and Unilever, a consumer goods company, as a recruitment specialist, from 2005 to 2006. Ms. Hood holds a bachelor’s degree in Psychology from the University of Nottingham in the United Kingdom and Post-Graduate Diplomas in Personnel and Development from the Chartered Institute of Personnel and Development (CIPD) and Forensic Psychology from the University of Coventry.
Damon Terrill has served as our General Counsel and Chief Compliance Officer since August 2020. Prior to joining Teknova, Mr. Terrill held a number of leadership positions within the Office of the General Counsel (“OGC”) of Rockwell Collins, Inc. (“Collins”), now Collins Aerospace and an operating segment of Raytheon Technologies Corp. (NYSE: RTX). Those roles included General Counsel for the Avionics business segment from February 2019 to August 2020, the OGC lead for the Interior Systems business segment, from March 2016 to November 2018, and for the Commercial Systems business segment, from March 2014 to March 2016. Before joining Collins, Mr. Terrill served as Senior Vice President and General Counsel, International & Capital Markets, of Integrated DNA Technologies (“IDT”) from January 2006 to December 2013. Prior to IDT, Mr. Terrill was an attorney-adviser at the U.S. Department of State in Washington, D.C. from 2002 to 2005, and an associate with Clifford Chance, LLP in Washington, D.C. from 1999 to 2002. Mr. Terrill holds a bachelor’s degree in Political Science from the University of Iowa, a master’s degree in International Affairs from the School of International Service, American University, and a J.D. from the New York University School of Law. Mr. Terrill is admitted to practice law in the State of New York, the District of Columbia, and the State of Iowa.

EXECUTIVE COMPENSATION
Overview
We are currently considered an “emerging growth company” and “smaller reporting company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. As an “emerging growth company,” we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
Further, our reporting obligations extend only to the following Named Executive Officers who are the individuals who served as our principal executive officer during, and the next two most highly compensated executive officers at the end of, the fiscal year ended December 31, 2021. For the fiscal year ended December 31, 2021, our Named Executive Officers and their principal positions were as follows:
•	Stephen Gunstream, President and Chief Executive Officer;
•	Matthew Lowell, our Chief Financial Officer; and
•	Ken Gelhaus, our Chief Commercial Officer.
Summary Compensation Table
The following table presents all of the compensation awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2021 and 2020:
Name	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Stephen Gunstream President and Chief Executive Officer(4)	2021	433,800	—	3,259,458(3)	331,857	17,400	4,042,515
	2020	364,038	—	1,050,887(5)	262,916	40,777	1,718,618
Matthew Lowell Chief Financial Officer(6)	2021	302,408	—	753,438	138,806	17,400	1,212,052
	2020	—	—	—	—	—	—
Ken Gelhaus Chief Commercial Officer	2021	43,558	—	749,377	17,773	—	810,708
	2020	—	—	—	—	—	—
(1)
The amounts reported in this column do not reflect dollar amounts actually received by the Named Executive Officer. Instead, the amounts represent the aggregate grant date fair value of stock options granted to our Named Executive Officers during 2021 and 2020 under our 2021 Plan or our 2020 Equity Incentive Plan, as amended (the “2020 Plan”), computed in accordance with ASC Topic 718, as disclosed in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 18, 2022. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our Named Executive Officers will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the Named Executive Officers upon the exercise of the stock options or any sale of the underlying shares of common stock.

(2)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect bonuses earned by the Named Executive Officers under the Company’s Annual Incentive Bonus Plan and the Company’s 2020 bonus plan for the fiscal years ended December 31, 2021 and 2020, respectively, as applicable.

(3)
Represents the incremental fair value, computed as of the modification date in accordance with ASC Topic 718, with respect to Mr. Gunstream’s Performance Based Option (as defined below), which was amended to a Time Based Option in connection with our initial public offering. The amendment to the Performance Based Option is described in the section entitled “Executive Compensation—Employment Arrangements—Stephen Gunstream, Offer Letter.”

(4)
The amounts reported in the All Other Compensation column reflect (i) $11,600 in matching contributions and $5,800 in profit sharing contributions, in each case under our 401(k) plan (the “401(k) Plan”), made on Mr. Gunstream’s behalf for the fiscal year ended December 31, 2021 and (ii) $17,100 in matching contributions under the 401(k) Plan, $20,522 in medical and dental premiums, $33 in life insurance premiums and $3,122 in hotel expenses paid on Mr. Gunstream’s behalf for the fiscal year ended December 31, 2020.

(5)
The value at the grant date, assuming the highest level of performance conditions are achieved with respect to Mr. Gunstream’s Performance Based Options (as defined below and prior to the amendment thereof), is $262,671.

(6)
The amounts reported in the All Other Compensation column reflect $11,600 in matching contributions and $5,800 in profit sharing contributions, in each case under the 401(k) Plan, made on Mr. Lowell’s behalf.

Narrative Disclosure to Summary Compensation Table
In 2021, in connection with our initial public offering, our Compensation Committee retained the services of Radford to formulate a report and make recommendations regarding our compensation programs and executive compensation levels. Radford provided our Compensation Committee with benchmark comparative data for our executive officers with respect to base salaries, target and actual total cash compensation levels and long-term incentive values. The compensation committee used the data provided by Radford to make an initial determination of the competitiveness of total direct compensation for each executive officer and to recommend certain changes to such compensation to our board of directors. Based on the compensation committee’s recommendations, our board of directors determined to increase the base salaries of our executive officers for 2021 such that their respective base salaries and bonus targets would align with the 25th and 50th percentiles, respectively, as compared to our peer group.
During 2021, the principal elements of our executive compensation program were as follows:
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers and is an important element of compensation for attracting and retaining highly-talented individuals. We determine base salaries for each executive on a case-by-case basis with consideration given to each executive’s responsibilities, individual contribution, prior experience, expertise and performance, as well as market compensation levels for similar positions. Base salaries of our Named Executive Officers are approved and reviewed annually by our Compensation Committee.
Annual Incentive Bonus Plan
In connection with our initial public offering, our board of directors adopted an Annual Incentive Bonus Plan (the “Cash Bonus Plan”), pursuant to which employees classified as manager level or above, including our Named Executive Officers, are eligible to participate, subject to meeting certain criteria as such criteria may be determined by our board of directors. The Cash Bonus Plan is designed to provide appropriate incentives to our executives to achieve defined financial and Company performance goals and to reward our executives for achievement toward these goals.
The Cash Bonus Plan generally provides participants a target bonus opportunity for the applicable plan year performance period and payments of bonuses may be based on the achievement of Company (or department) and individual performance goals for the plan year, up to, but not greater than, 150% of a participant’s target bonus. During the fiscal year ended December 31, 2021, each Named Executive Officer’s target bonus amount was based entirely on the achievement of Company performance goals. Each executive’s target bonus amount is expressed as a percentage of the executive’s base salary and intended to be commensurate with the executive’s position and responsibilities. The target achievement levels for our executives with respect to the applicable performance metrics are based on a board-approved operating plan, which reflects the Company’s target performance for the upcoming fiscal year, and such targets are calibrated such that they are challenging enough to require strong and consistent effort by the executives in order to be achieved. In order to be eligible to receive a bonus pursuant to the Cash Bonus Plan, the participant would have to remain employed by us on both the last day of the applicable plan year and on the payment date and would also have to have an individual performance-rating equal to or exceeding the target level for the plan year, if applicable.
Annually, our board of directors, based upon the recommendation of the Compensation Committee, determines the achievement levels of the Company and financial performance goals and the actual bonus payout to be awarded to each of our eligible executive officers.
The performance metric for fiscal 2021 was comprised solely of revenue goals. For fiscal 2021, we achieved the Company performance metric at 102% of target, which resulted in the bonus payments set forth in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”
Long-Term Equity Incentives
We believe equity awards are a critical element of our executive compensation program as they provide an incentive for our executives to focus on driving growth in our stock price and long-term stockholder value creation, and help us to attract and retain key talent in a competitive market. Specifically, the granting of stock options helps ensure that the interests of our executive officers are aligned with those of our stockholders as the options only have value if the value of the Company’s stock increases after the date the option is granted.

Other Elements of Compensation
Health and Welfare Benefits
All of our current Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability and accidental death and dismemberment insurance for all of our employees, including our Named Executive Officers.
Perquisites and Personal Benefits
With the exception of lodging expenses we paid on Mr. Gunstream’s behalf during the fiscal year ended December 31, 2020, as reported in “—Summary Compensation Table” above, no Named Executive Officer was granted a perquisite or other personal benefit during such periods that is subject to disclosure.
Retirement Benefits
We do not have a defined benefit pension plan or nonqualified deferred compensation plan. We maintain a retirement profit sharing savings plan, the 401(k) Plan, for the benefit of our eligible employees, including our Named Executive Officers. Our 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) as a defined contribution plan. Each participant in the 401(k) Plan may contribute up to the lesser of his or her pre-tax compensation or the statutory limit and we make safe harbor matching contributions on such deferrals. In addition, we can make discretionary matching and/or profit sharing contributions. All salary deferrals, safe harbor matching contributions and rollovers are 100% vested when contributed and participants vest in discretionary matching and profit sharing contributions at a rate of 20% per year of service with us (such contributions are fully vested after five years of service). For the year ended December 31, 2021, we provided 4% matching and 2% profit sharing contributions under the 401(k) Plan for eligible compensation by plan participants, subject to federal tax limits.
Prohibition on Hedging and Pledging Transactions
Our insider trading policy prohibits any director, employee (including our executive officers) or consultant to our Company from, among other things, engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, or other inherently speculative transactions with respect to our common stock at any time. Our directors, employees (including our executive officers), and consultants are also not permitted to pledge our securities as collateral for a loan.
Emerging Growth Company Status
As of December 31, 2021, we are an emerging growth company, as defined in the JOBS Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including, but not limited to, the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. We will remain an emerging growth company until the earliest of (i) December 31, 2026, (ii) the last day of the first fiscal year in which our annual gross revenue is $1.07 billion or more, (iii) the date on which we have, during the previous rolling three-year period, issued more than $1 billion in non-convertible debt securities or (iv) the date on which we are deemed to be a “large accelerated filer” as defined in the Exchange Act.
Employment Arrangements
The employment agreements and offer letters with our Named Executive Officers generally provide for at-will employment and set forth the executive officer’s initial base salary, applicable signing bonuses, eligibility for employee benefits and confirmation of the terms of previously issued equity grants, and for our President and Chief Executive Officer, severance benefits on a qualifying termination of employment or resignation. In addition, each of our Named Executive Officers has executed our standard confidential information and invention assignment agreement. The key terms of these agreements are described below.

Stephen Gunstream Offer Letter. We entered into an offer letter agreement with Mr. Gunstream dated November 16, 2019 (the “Gunstream Offer Letter”) which provides that he initially serve as our Chief Business Officer and become our Chief Executive Officer no later than June 30, 2020. Mr. Gunstream’s initial base salary was $350,000, with a target annual cash bonus of up to 50% of his base salary. The Gunstream Offer Letter also provides that we will reimburse Mr. Gunstream for local hotel expenses for days that he works at our Hollister, California office and if such amounts are taxable, the reimbursement will be subject to applicable tax withholding.
Pursuant to the Gunstream Offer Letter, Mr. Gunstream was granted (a) an option to acquire 926,879 shares of our common stock, which options will vest over four years subject to his continued service with us (the “Time Based Options”) with 25% of the shares vesting after one year and the remaining shares vesting in equal monthly installments over the following 36 months, and (b) an option to acquire 231,719 shares of our common stock, which options will vest in full upon our achievement of certain pre-determined financial-based performance goals and will be subject to forfeiture to the extent we do not meet such performance metrics and require Mr. Gunstream’s continuous service with us through the applicable vesting date (the “Performance Based Options”). However, in connection with our initial public offering, the vesting schedule of the Performance Based Options was amended to provide that such option will vest in 48 equal monthly installments commencing on the date upon which our registration statement for our initial public offering was declared effective by the SEC, which date was June 24, 2021. Our board of directors determined to amend this option to align Mr. Gunstream’s long-term interests with those of our stockholders and other executives.
If, on or before the fourth anniversary of Mr. Gunstream’s start date, we terminate his employment without cause or he resigns for good reason, each, a Qualifying Termination, in addition to his accrued benefits, he is entitled to the following severance benefits subject to his execution of an effective release of claims against us and our affiliates and his continued compliance with his confidentiality obligations: (i) a cash severance amount of $175,000 paid in one lump sum, subject to applicable withholdings; (ii) a pro rata portion of his annual bonus for the year in which the Qualifying Termination occurs; and (iii) company-paid COBRA premiums for up to six months. In addition, if a Qualifying Termination occurs within twelve months of a change of control, Mr. Gunstream’s options, including the Performance Based Options, will become fully vested and exercisable immediately prior to such change of control, subject to his execution of an effective release of claims against us and our affiliates.
For purposes of the Gunstream Offer Letter:
•
“good reason” means, among other things described therein, (i) other than transitioning to Chief Executive Officer, a change in job title or position with the Company, (ii) the Company’s assignment to Mr. Gunstream of duties or responsibilities that would result in the material diminution of his duties and responsibilities, (iii) any material reduction in his base salary or bonus potential or (iv) any material breach by the Company of any material provision of the Gunstream Offer Letter, each subject to a notice and cure period;

•
“cause” means, among other things described therein, Mr. Gunstream’s (i) conviction of a crime involving dishonesty, fraud or moral turpitude, (ii) willful engagement in conduct that is in bad faith and materially injurious to us, (iii) material breach of the Gunstream Offer Letter, subject to a notice and cure period or (iv) willful and repeated refusal to implement or follow our lawful policies or directives, subject to a notice and cure period; and

•
“change of control” means, among other things described therein, the occurrence of any of the following: (i) the sale, transfer or exclusive license of all or substantially all of our assets in one or a series of related transactions; (ii) a merger, reorganization or consolidation in which we are not the surviving corporation (subject to certain exceptions); (iii) a reverse triangular merger in which we are the surviving corporation, but our stockholders immediately before the merger do not have, immediately after the merger, more than 50% of the voting power of the Company; or (iv) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (“Person”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (subject to certain exceptions, including for issuances of Company securities to investors the primary purpose of which is to obtain financing for the Company).

Matthew Lowell Offer Letter. We entered into an offer letter agreement with Mr. Lowell dated January 22, 2021 (the “Lowell Offer Letter”) which provides for Mr. Lowell’s employment as our Chief Financial Officer. Mr. Lowell’s initial base salary was $300,000, with the opportunity to earn an annual bonus of as much as 25% of his annual base salary under a bonus plan, depending on Mr. Lowell’s and the Company’s performance.
Pursuant to the Lowell Offer Letter, Mr. Lowell was granted an incentive stock option to acquire 196,833 shares of our common stock (the “Lowell Option”), in accordance with the 2020 Plan, and related stock option agreements, which options will vest over four years subject to his continued service with us, with 25% of the shares vesting after one year and the remaining shares vesting in equal monthly installments over the following 36 months.
Pursuant to the terms of the award agreement for the Lowell Option, such option will become fully vested and exercisable immediately prior to, but contingent upon, a change of control (as defined in the 2020 Plan) in the event of (i) a change of control in which the acquirer elects not to assume or continue such option, or provide a substantially equivalent award, provided that, for the purposes of this clause (i), Mr. Lowell’s service has not terminated prior to the change in control, or (ii) the cessation of Mr. Lowell’s service as a result of a change in control termination where, in connection with such change in control, the acquirer has so assumed, continued or substituted such option, provided that, for the purposes of this clause (ii), Mr. Lowell, among other things, executes an effective release of claims against us and our affiliates. For the purposes of the Lowell Option, “change in control termination” means a qualifying termination within 12 months after the consummation of a change in control; and “qualifying termination” means (i) the Company terminates Mr. Lowell’s employment without cause (as defined in the 2020 Plan) or (ii) he resigns as a result of a material reduction in his base salary or bonus potential, subject to a notice and cure period.
Ken Gelhaus Offer Letter. We entered into an offer letter agreement with Mr. Gelhaus dated September 20, 2021 (the “Gelhaus Offer Letter”) which provides for Mr. Gelhaus’ employment as our Chief Commercial Officer. Mr. Gelhaus’ initial base salary was $377,500, with the opportunity to earn an annual bonus of as much as 25% of his annual base salary under a bonus plan, depending on Mr. Gelhaus’ and the Company’s performance.
Pursuant to the Gelhaus Offer Letter, Mr. Gelhaus was granted an incentive option to acquire 85,000 shares of our common stock, in accordance with the Company’s 2021 Plan, as amended, and related stock option agreements, which options will vest over four years subject to his continued service with us, with 25% of the shares vesting after one year and the remaining shares vesting in equal monthly installments over the following 36 months. Mr. Gelhaus’ option is subject to acceleration in accordance with the terms of the 2021 Plan and the Severance Plan (as defined below), in which Mr. Gelhaus is a participant.
Executive Severance and Change in Control Plan
Our board of directors has adopted an Executive Severance and Change in Control Plan (the “Severance Plan”), which became effective upon the closing of our initial public offering. Our Named Executive Officers and certain of our other executive officers, as determined by our board of directors from time to time, are participants in the Severance Plan.
Under the terms of the Severance Plan, if the executive’s employment with us is terminated by us without “cause” or by the executive for “good reason” (each as defined in the Severance Plan), in each case, other than in connection with a “Change in Control” (as defined in the Severance Plan), then as long as the executive timely signs a release of any claims against us, he or she will be entitled to the following severance benefits: (i) an amount in cash equal to nine months (or 12 months, for our Chief Executive Officer) of his or her base salary as of his or her termination date, payable in installments in accordance with our standard payroll practices; (ii) provided he or she timely elects continued coverage under COBRA, reimbursements for his or her COBRA premiums for group health insurance coverage for the participant and any covered dependents until the sooner of (A) the end of nine months (or 12 months, for our Chief Executive Officer) after the participant’s separation date, (B) the date the participant is no longer eligible for COBRA coverage or (C) the date the participant becomes eligible for health insurance coverage through another employer; and (iii) for our Chief Executive Officer only, a lump-sum pro-rated amount of his target annual bonus for the fiscal year in which the termination occurs, measured as of his termination date.
Pursuant to the Severance Plan, if the executive’s employment with us is terminated without “cause” or by the executive for “good reason” at any time three months prior to or within 12 months after a “Change in Control” (as defined in the Severance Plan), then as long as the executive timely signs a release of any claims against us, he or she will be entitled to the following severance benefits: (i) a lump-sum cash amount equal to 100% (or 200%, for our Chief Executive Officer) of his or her base salary in effect as of immediately prior to his or her termination date; (ii) a lump sum amount equal to 100% (or 200%, for our Chief Executive Officer) of his or her target annual bonus for the fiscal year in which the termination occurs; (iii) full vesting of all of his or her outstanding (as of immediately prior to the termination, but subject to any maximum term) equity awards from the Company and any of its affiliates (or any successor to the Company or any of its affiliates); provided, however, if vesting is otherwise based on satisfaction of performance objectives, such objectives shall be deemed satisfied at 100% of target; and (iv) provided he or she timely elects continued coverage under COBRA, reimbursements for his or her COBRA premiums for group health insurance coverage for the participant and any covered dependents until the sooner of (A) the end of 12 months (or 24 months, for our Chief Executive Officer) after the participant’s separation date, (B) the date the participant is no longer eligible for COBRA coverage or (C) the date the participant becomes eligible for health insurance coverage through another employer.
The timing of severance payments and benefits under the Severance Plan may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. The Severance Plan also provides for the reduction of any severance payments and benefits to the executive to the extent necessary to ensure that he or she will not be subject to any excise tax under Section 4999 of the Internal Revenue Code or will receive the full value of any “excess parachute payments” under Section 280G of the Code, whichever will result in the participant receiving on an after-tax basis the greatest amount of benefits.
For purposes of the Severance Plan:
•
“Cause” shall have the meaning ascribed to such term in the 2021 Plan, as may be amended from time to time. This generally means that such term shall have the meaning ascribed to such term in any written agreement between the participant and the Company defining such term and, in the absence of such agreement, such term means the occurrence of any of the following events: (i) the executive’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company documents or records; (ii) the executive’s material failure to abide by the Company’s code of conduct or other policies; (iii) the executive’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company; (iv) any intentional act by the executive which has a material detrimental effect on the Company’s reputation or business; (v) the executive’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the executive of any employment or service agreement between the executive and the Company, which breach is not cured pursuant to the terms of such agreement; or (vii) the executive’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the executive’s ability to perform his or her duties with the Company.

•
“Change in Control” or “Change of Control” shall have the meaning ascribed to such term in the 2021 Plan, as may be amended from time to time. This generally means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

○
any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction, subject to certain exceptions;

○
there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

○
the stockholders of the Company approve or the board of directors approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

○
there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

○
individuals who, on the date the 2021 Plan is adopted by the board of directors, are members of our board of directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the board of directors; provided, however, that if the appointment or election (or nomination for election) of any new board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Severance Plan, be considered as a member of the Incumbent Board.

•
“Good Reason” generally means any one of the following that occurs without the consent of the executive: (i) a material reduction in the executive’s title, duties, authority or responsibilities relative to executive’s title, duties, authority or responsibilities as in effect immediately prior to such reduction; provided, however, that continued employment following a Change in Control with substantially the same responsibility with respect to the Company’s business and operations will not constitute a material reduction in title, duties, authority or responsibilities, (ii) a reduction in the executive’s annual base salary, other than a reduction that occurs in connection with a Company-wide decrease in executive team compensation, (iii) a relocation of the executive’s principal workplace by more than 50 miles or (iv) the Company’s material breach of any written agreement as to which both the Company (or an affiliate) and the executive are parties; provided, however, that the executive must provide 90 days’ notice of the executive’s intent to resign for Good Reason within 30 days after the executive learns of a potential Good Reason trigger, and the resignation shall be for Good Reason only if the potential Good Reason trigger remains uncured as of the specified date of resignation.

Outstanding Equity Awards as of December 31, 2021
The following table presents the outstanding equity incentive plan awards held by each Named Executive Officer as of December 31, 2021.
			Option Awards(1)
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Stephen Gunstream	8/31/2020(2)	12/16/2019	463,439	463,440	$0.8368	8/31/2030
	8/31/2020(3)	6/24/2021	28,964	202,755	0.8368	8/31/2030
Matthew Lowell	3/30/2021(2)	2/17/2021	—	196,833	5.4412	2/17/2031
	6/24/2021(2)	6/24/2021	—	6,186	16.00	6/24/2031
Ken Gelhaus	11/17/2021(2)	11/17/2021	—	85,000	25.10	11/17/2031
(1)
The unvested shares underlying the options set forth below are subject to accelerated vesting as described in “—Employment Arrangements” and “—Employment Arrangements—Executive Severance and Change in Control Plan,” in each case with respect to the options held by our Named Executive Officers.

(2)
1/4th of the shares underlying this option vested on the first anniversary of the vesting commencement date, and 1/48th of the shares vest monthly thereafter over the following four years, subject to the Named Executive Officer’s continued service with us.

(3)
Represents an option to purchase 231,719 shares of our common stock granted on August 31, 2020. In connection with our initial public offering, the vesting schedule of the option was amended to provide that such option will vest in 48 equal monthly installments commencing on the date upon which our registration statement for our initial public offering was declared effective by the SEC, which date was June 24, 2021.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides information as of December 31, 2021 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.
Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(1)	2,764,112	$4.63(2)	2,868,903(3)
Equity compensation plans not approved by stockholders	—	—	—
Total	2,764,112	$5.11	2,868,903
(1)	Includes the following plans: our 2016 Stock Plan, as amended (the “2016 Plan”), 2020 Plan, 2021 Plan and 2021 Employee Stock Purchase Plan (“ESPP”).
(2)	The weighted average exercise price is calculated based solely on outstanding stock options. As of December 31, 2021, there are no outstanding restricted stock unit awards.
(3)
As of December 31, 2021, a total of 2,578,075 and 290,828 shares of our common stock have been reserved for issuance pursuant to the 2021 Plan and the ESPP, respectively. With respect to the 2021 Plan, the number of shares of our common stock reserved for issuance thereunder, excludes the 1,120,480 shares that were added to the 2021 Plan as a result of the automatic annual increase on January 1, 2022. The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by four percent of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our board of directors. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2021 Plan and 2020 Plan will be added back to the shares of common stock available for issuance under the 2021 Plan. The Company no longer makes grants under the 2020 Plan. With respect to the ESPP, the number of shares of our common stock reserved for issuance excludes the 280,120 shares that were added to the ESPP as a result of the automatic annual increase on January 1, 2022. The ESPP provides that the number of shares reserved and available for issuance under the ESPP will automatically increase each January 1, beginning on January 1, 2022 by the lesser of 319,911 shares of our common stock, one percent of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by our board of directors. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information about the beneficial ownership of our common stock as of April 21, 2022 for:
•	each person or group known to us who beneficially owns more than five percent of our common stock;
•	each of our directors and nominees for director;
•	each of our Named Executive Officers named in “Executive Compensation;” and
•	all of our directors and executive officers as a group.
Each stockholder’s percentage ownership is based on 28,042,479 shares of common stock outstanding as of April 21, 2022. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of April 21, 2022 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the stockholder.
Unless otherwise indicated, the address of each beneficial owner listed below is c/o Alpha Teknova, Inc., 2451 Bert Dr., Hollister, CA 95023. Except as stated in the footnotes below, none of the stockholders or their affiliates, officers, directors and principal equity holders have held any position or office or have had any material relationship with us or our affiliates within the past three years.
	Shares Beneficially Owned
	Number	Percent
5% Stockholders:
Entities affiliated with Telegraph Hill Partners(1)	17,512,685	62.5%
Irene Davis(2)	3,573,559	12.7%
Ted Davis(2)	3,573,559	12.7%
Directors and Named Executive Officers:
Stephen Gunstream(3)	646,984	2.3%
Matthew Lowell(4)	70,611	*
Ken Gelhaus(5)	5,000	*
Irene Davis(6)	3,573,559	12.7%
Ted Davis(7)	3,573,559	12.7%
Paul Grossman(8)	—	—
Alexander Herzick(8)	—	—
J. Matthew Mackowski(8)	—	—
Robert McNamara	—	—
Brett Robertson	—	—
Alexander Vos	—	—
All directors and executive officers as a group (13 persons)(9)	4,394,143	15.2%
*	Represents beneficial ownership of less than one percent of the outstanding shares.
(1)
Consists of 14,941,823 shares of common stock directly held by Telegraph Hill Partners IV, L.P. (“THP LP”) and 2,570,862 shares of common stock of THP IV Affiliates Fund, LLC (“THP LLC”). Telegraph Hill Partners IV Investment Management, LLC (“THP IM”) is the general partner of THP LP. Telegraph Hill Partners Management Company LLC (“THPMC”) is the manager of THP IM. THP IM is the manager of THP LLC. THPMC is the manager of THP IM. Based upon the foregoing, each of THP LP, THP LLC, THP IM and THPMC may be deemed the beneficial owner of the 17,512,685 shares of common stock. THP LP, THP LLC, THP IM and THPMC have shared voting power and shared dispositive power with respect to 17,512,685 shares. The address for each of these entities is 360 Post Street, Suite 601, San Francisco, California 94108. This information is based on a Schedule 13G filed on February 14, 2022 with the SEC.

(2)
Consists of 1,687,140 shares of common stock held directly by Irene Davis and 1,886,419 shares of common stock held directly by Ted Davis. Ms. Davis and Mrs. Davis are husband and wife. Based on the foregoing, each of Mrs. Davis and Mr. Davis may be deemed the beneficial owner of the 3,573,559 shares of common stock. Mrs. Davis and Mrs. Davis have shared voting power and shared dispositive power with respect to 3,573,559 shares. Mrs. Davis’ and Mr. Davis’ address is 2451 Bert Dr., Hollister, CA 95023. This information is based on a Schedule 13G filed on February 14, 2022 with the SEC.

(3)	Consists of 646,984 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2022.
(4)	Consists of 70,611 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2022.
(5)	Consists of 5,000 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 21, 2022.
(6)
Consists of: (a) 1,687,140 shares of common stock held directly by Mrs. Davis and (b) 1,886,419 shares of common stock held by Mr. Davis, over which Mrs. Davis may be deemed to have shared voting power and dispositive power.

(7)
Consists of: (a) 1,886,419 shares of common stock held directly by Mr. Davis and (b) 1,687,140 shares of common stock held by Mrs. Davis, over which Mr. Davis may be deemed to have shared voting power and dispositive power.

(8)
Paul Grossman, Alexander Herzick and J. Matthew Mackowski are each partners of THPMC and may be deemed to have beneficial ownership of the shares held by THP LP and THP LLC. Mr. Mackowski is also a manager of THPMC. Each of Mr. Grossman, Mr. Herzick and Mr. Mackowski disclaims beneficial ownership of any of the securities held by THP LP and THP LLC. The address for each of Mr. Grossman, Mr. Herzick and Mr. Mackowski is c/o Telegraph Hill Partners Management Company LLC, 360 Post Street, Suite 601, San Francisco, California 94108.

(9)
Consists of (a) shares included under “Directors and Named Executive Officers”, (b) zero shares of common stock held by two of our other executive officers and (c) 97,989 shares of common stock issuable upon exercise of options exercisable within 60 days of April 21, 2022 held by two of our other executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following is a summary of transactions since January 1, 2020, to which we have been a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for our last two completed fiscal years, and in which any of our directors, executive officers or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in “Executive Compensation.”
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions.
Investor Rights Agreement
We are a party to an investors’ rights agreement, dated as of January 14, 2019, with certain holders of our common stock, including our five percent stockholders and entities affiliated with our directors. Our investors’ rights agreement provides these holders the right, subject to certain conditions, to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing.
Transition Agreement
On January 10, 2019, we entered into a transition agreement and general release with Richard Goozh, our former treasurer and chief financial officer, pursuant to which we agreed to pay Mr. Goozh a transaction bonus in the amount of $972,715 in a lump sum in 2019 and an additional transaction bonus opportunity based on our 2019 net revenue and to be paid in 2020, subject, in both cases, to Mr. Goozh’s compliance with certain conditions of employment and execution and compliance with a non-solicitation agreement. The amount of the bonus that was paid to Mr. Goozh in 2020 was $172,129. We also agreed to pay Mr. Goozh $10,000 per month for his continuing consulting services to us for a period of three months, commencing with the closing date of our Series A preferred stock financing in 2019. Further, in consideration for Mr. Goozh’s execution of a supplemental release of claims, we agreed to pay Mr. Goozh a lump sum of $20,000.
Employment Arrangements
We have entered into employment agreements and offer letters with certain of our executive officers. For more information regarding these agreements with our executive officers, see “Executive Compensation—Employment Arrangements.”
Severance and Change of Control Plan
Our board of directors has adopted the Severance Plan with Mr. Gunstream and one or more of our other executive officers, as may be determined by our board of directors from time to time. The Severance Plan is more fully described in the section entitled “Executive Compensation—Employment Arrangements—Executive Severance and Change in Control Plan.”
Equity and Cash Incentives
We have granted options to certain of our directors and Named Executive Officers. For more information regarding the options granted to our directors and Named Executive Officers, see “Board of Directors and Corporate Governance—Non-Employee Director Compensation—Non-Employee Director Compensation Table” and “Executive Compensation—Outstanding Equity Awards as of December 31, 2021.”
We have also established the Cash Bonus Plan certain of our executive officers. For a description of this plan, see “Executive Compensation—Individual Compensation Elements—Annual Cash Incentive Bonuses.”
Real Estate Leases
On September 1, 2019, we entered into a lease agreement with Meeches LLC, a company that is controlled by Ted Davis and Irene Davis, pursuant to which we lease approximately 23,400 square feet of warehouse space located in Mansfield, Massachusetts. As of December 31, 2021, the monthly base rent was $21,897 and the base rent is increased annually by approximately $995. The current lease term is through August 31, 2024. We have the option to extend the initial term of the lease for one additional period of five years commencing upon the expiration of the initial lease term, upon the same terms and conditions contained in the lease, including an adjustment to the base rent, but excluding any further options to extend the lease term. For the fiscal years ended December 31, 2021 and 2020, our total rent expense for this lease was approximately $255,000 and $243,000, respectively.
Loan and Deed of Trust
In June 2018, we loaned Thomas E. Davis, LLC (“TED LLC”), a company controlled by Ted Davis, our founder and a current director and five percent stockholder of ours, $580,000 to purchase the property leased by the Company under the commercial lease agreement, dated June 21, 2017, between us and TED LLC (the “BERT Lease”). In connection with the loan, TED LLC executed a promissory note in favor of the Company for an amount of $580,000. The promissory note accrued interest at a rate of six percent per annum and was secured by the property leased by the Company under the BERT Lease, pursuant to a Deed of Trust and Assignment of Rents. This loan was repaid to the Company in the first quarter of 2021.
Indemnification of Directors and Officers
Our amended and restated certificate of incorporation contains provisions that limit the liability of our current and former directors for monetary damages to the fullest extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for any breach of fiduciary duties as directors, except liability for:
•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.
Such limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.
Our amended and restated certificate of incorporation authorizes us to indemnify our directors, officers, employees and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, on satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law.
We have also entered, and expect to continue to enter, into agreements to indemnify our directors and executive officers. With certain exceptions, these agreements provide for indemnification for related expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in connection with any action, proceeding or investigation. We believe that these amended and restated certificate of incorporation and amended and restated bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, executive officers or persons controlling us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.
Policies and Procedures for Related Party Transactions
Our board of directors has adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person, as defined by the Securities Act, were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our general counsel will consider all relevant facts and circumstances as appropriate, such as the related person’s relationship to the Company and interest in the transaction, the proposed aggregate value of the transaction, or in the case of indebtedness, the amount of principal that would be involved, the availability of other sources of comparable products or services, and whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction. If our general counsel, or if applicable, the Company’s Chief Financial Officer or Chief Executive Officer determines that the proposed transaction is a material related person transaction, such officer may submit the transaction to the Audit Committee for approval, who will consider, in addition to the factors set forth above, the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or officer, and any other matter the Audit Committee considers relevant. The Audit Committee will approve only those related person transaction that are in, or not inconsistent with, the best interests of the Company and its stockholders.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of proxy materials, please notify your broker, notify our Corporate Secretary at (831) 637-1100 or send a written request to: Corporate Secretary at Alpha Teknova, Inc., 2451 Bert Dr., Hollister, CA 95023. Stockholders who currently receive multiple copies of proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers, directors, and persons who own more than 10% of our common stock file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements were satisfied on a timely basis, except with respect to the failure to timely file a Form 4 for Ken Gelhaus (filed with the SEC on November 23, 2021), as amended on Form 4 (filed with the SEC on November 24, 2021). Such late filing did not result in any liability under Section 16(b) of the Exchange Act.
2021 Annual Report and SEC Filings
Our financial statements for the year ended December 31, 2021 are included in our annual report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. Our annual report and this proxy statement are posted on our website at www.teknova.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Investor Relations, Alpha Teknova, Inc., 2451 Bert Dr., Hollister, CA 95023.
* * *
The board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote shares they represent in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
THE BOARD OF DIRECTORS

/s/ Stephen Gunstream
Stephen Gunstream
President and Chief Executive Officer and Director

Hollister, CA
April 28, 2022

TEKNOVA
science matters

ALPHA TEKNOVA, INC.
2451 BERT DRIVE
HOLLISTER, CA 95023

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/01/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/TKNO2022**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/01/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR each of the nominees in Proposal 1.

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Ted Davis 02) Alexander Herzick 03) Robert McNamara

The Board of Directors recommends you vote FOR Proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000568297_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com

Alpha Teknova, Inc.
Annual Meeting of Stockholders
June 2, 2022 10:00 AM PT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Stephen Gunstream and Damon A. Terrill, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alpha Teknova, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PT, on June 2, 2022, virtually via the Internet at www.virtualshareholdermeeting.com/TKNO2022, and any adjournment or postponement thereof. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' Recommendations.

Continued and to be signed on reverse side

0000568297_2 R1.0.0.24